UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

XENON PHARMACEUTICALS INC.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-36687	98-0661854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200-3650 Gilmore Way

Burnaby, British Columbia V5G 4W8

Canada

(Address of principal executive offices including zip code)

(604) 484-3300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 27, 2016, the board of directors (the "Board") of Xenon Pharmaceuticals Inc. (the "Company"), based upon a recommendation from the nominating and corporate governance committee of the Board, voted to appoint Dawn Svoronos, as a director of the Company. Ms. Svoronos was not appointed to any committees of the Board in connection with her initial appointment as a director.

There are no transactions and no proposed transactions between Ms. Svoronos (or any member of her immediate family) and the Company, and there is no arrangement or understanding between Ms. Svoronos and any other person or entity pursuant to which Ms. Svoronos was appointed as a director of the Company.

Ms. Svoronos will participate in the Company's standard compensation plan for non-employee directors, including an intitial stock option grant, which was granted to Ms. Svoronos on September 27, 2016.  The standard compensation plan for non-employee directors is described in the section entitled "Director Compensation Policy for Fiscal Year 2015" of the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 27, 2016.

A press release announcing Ms. Svoronos' appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xenon Pharmaceuticals Inc.

Date: September 27, 2016	By:	/s/ Ian Mortimer
Ian Mortimer
Chief Financial Officer& Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 27, 2016.